Exhibit 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is made as of October 21, 2013 by and between SED International Holdings, Inc. a Georgia corporation (the “Company”), and Stephen Dexter, an individual (the “Consultant”).

NOW, THEREFORE, the parties hereby agree as follows:

1.                  Services. The Company hereby engages Consultant for the performance of, and Consultant hereby agrees to perform for the Company, consulting and advisory services (the “Services”) on a full-time basis in accordance with the terms and conditions of this Agreement. As part of the Services, Consultant shall serve as the Company’s Interim Chief Financial Officer and shall perform for the Company all of the services and functions that are customarily performed by the chief financial officer of a public company in the Company’s industry. Consultant shall perform the Services in a competent and workmanlike manner and at such places and times as the Company may reasonably request. Consultant shall from time to time furnish to the Company reports as necessary regarding the performance of the Services, in such form as may be reasonably requested by the Company.

2.                  Compensation and Expenses.

2.1              For the performance of the Services during the term of this Agreement, the Company shall provide Consultant, as compensation for the Services, payment at the rate of $10,000 per month, pro rated for any partial month (the “Consulting Fee”). The Company shall pay Consultant in the manner required by applicable law.

2.2              The Company shall reimburse Consultant for all reasonable and necessary business expenses incurred by Consultant in connection with the performance of the Services, provided that such expenses are pre-approved by the Company, documented and accounted for in accordance with the Company’s policies and the requirements of the Internal Revenue Service.

3.                  Term. Either party may terminate this Agreement at any time upon prior written notice of at least ten (10) days provided to the other party.

4.                  Independent Contractor. During the term of this Agreement, Consultant’s relationship to the Company will be that of an independent contractor. Neither this Agreement nor the performance of the Services shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties. Accordingly, to the extent determined by the Company to be permissible under applicable law and upon notice by the Company to Consultant, Consultant shall have sole and exclusive responsibility for the payment of all federal, state and local income taxes and for all employment and disability insurance, social security and other similar taxes with respect to any compensation provided by the Company hereunder. Consultant is not authorized to bind the Company except as expressly authorized in writing by the board of directors of the Company.

5.                  Confidential Information. During the term of this Agreement and for a period a five (5) years following the termination of this Agreement for any reason, Consultant shall (a) maintain in strict confidence all business and financial information of the Company disclosed by the Company to the Consultant that is non-public, confidential and/or proprietary in nature (“Confidential Information”) and (b) not use any of the Confidential Information except for the limited purposes for which the disclosure of such Confidential Information is originally made. All Confidential Information is and shall at all times be the exclusive property of the Company.

6.                  Company Materials. Upon the termination of this Agreement, Consultant shall immediately return to the Company all proprietary information and Company property and materials, including, but not limited to, computers, printers, cell phones, fax machines, scanners, memoranda, sales brochures, credit cards, telephone charge cards, manuals, building keys and passes, courtesy parking passes, names and addresses of all Company vendors, suppliers, customers and potential vendors, suppliers and customers, customer lists, customer contacts, sales information, diskettes, intangible information stored on diskettes, business or marketing plans, reports, projections, software programs and data compiled with the use of those programs, tangible copies of trade secrets and Confidential Information, and any and all other information or property previously or currently held or used by Consultant that is or was related to the Services. Consultant further agrees that in the event he discovers any other Company or proprietary materials in his possession after the date hereof, he will immediately return such materials to the Company.

7.                  General.

7.1              This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, and such agreement supersedes all proposals or agreements, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.

7.2              No provision of this Agreement may be waived, amended, modified, superseded, canceled, renewed or extended except in a written instrument signed by the party against whom any of the foregoing actions is asserted. Any waiver shall be limited to the particular instance and for the particular purpose when and for which it is given.

7.3              If for any reason a court of competent jurisdiction finds any provision of this Agreement, or any portion thereof, to be unenforceable, that provision of this Agreement shall be enforced to the maximum extent permissible so as to affect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

7.4              This Agreement, the Services to be performed and all rights hereunder are personal to Consultant and may not be transferred or assigned by Consultant at any time.

7.5              This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Georgia, notwithstanding any conflict of law provision to the contrary.

7.6              This Agreement may be executed in multiple counterparts, which, when taken together, shall constitute one and the same instrument.

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7.7              Consultant recognizes that any breach of this Agreement by Consultant will cause irreparable injury to Company, inadequately compensable with monetary damages. Accordingly, in addition to any other legal or equitable remedies that may be available to the Company, Consultant agrees that the Company shall be entitled to seek and obtain injunctive relief in the form of a temporary restraining order, preliminary injunction, or permanent injunction, in each case without notice or bond, against Consultant to enforce this Agreement. The Company will not be required to demonstrate actual injury or damage to obtain injunctive relief from the courts. To the extent that any damages resulting from a breach of this Agreement are calculable, the Company will also be entitled to recover monetary damages. Any recovery of damages by the Company will be in addition to and not in lieu of the injunctive relief to which Company is entitled.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SED INTERNATIONAL HOLDINGS, INC.		STEPHEN DEXTER

By:	/s/ Hesham M. Gad	/s/ Stephen Dexter
Name: Hesham M. Gad
Title: Executive Chairman

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